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                                                                      EXHIBIT 11

                  KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                    Fiscal Year Ended
                                     -----------------------------------------------------------------------------
                                           April 1, 1995              April 2, 1994             April 3, 1993
                                     -------------------------   -----------------------   -----------------------
                                                      Fully                      Fully                     Fully
                                       Primary       Diluted       Primary      Diluted      Primary      Diluted
                                     -----------   -----------   ----------   ----------   ----------   ----------
 Net earnings.....................   $13,386,122   $13,386,122   $9,535,074   $9,535,074   $7,723,203   $7,723,203
                                     ===========   ===========   ==========   ==========   ==========   ==========

 Weighted average number of
 common shares outstanding........     9,746,000     9,746,000    9,651,000    9,651,000    9,508,200    9,508,200

 Excess of shares issuable
 upon exercise of stock
 options over shares
 deemed retired utilizing the
 treasury stock method............       391,500       446,700      230,000      286,200      167,100      196,500
                                     -----------   -----------   ----------   ----------   ----------   ----------
                                      10,137,500    10,192,700    9,881,000    9,937,200    9,675,300    9,704,700
                                     -----------   -----------   ----------   ----------   ----------   ----------

 Earnings per share...............   $      1.32   $      1.31   $      .96   $      .96   $      .80   $      .80
                                     ===========   ===========   ==========   ==========   ==========   ==========